EXHIBIT 23
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                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Annual Report on Form 10-K of Texas Instruments Incorporated of our report dated January 22, 1997, included in the 1996 Annual Report to Stockholders of Texas Instruments Incorporated.

Our audits also included the financial statement schedule of Texas Instruments Incorporated listed in Item 14(a). This schedule is the responsibility of the Registrant's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the following registration statements, and in the related prospectuses thereto, of our report dated January 22, 1997 with respect to the consolidated financial statements and consolidated schedule of Texas Instruments Incorporated, included in or incorporated by reference in this Annual Report on Form 10-K for the year ended December 31, 1996: Registration Statement No. 33-61154 on Form S-8, Registration Statement No. 33-21407 on Form S-8, Registration Statement No. 33-42172 on Form S-8, Registration Statement No. 33-54615 on Form S-8, Registration Statement No. 333-07127 on Form S-8, Registration Statement No. 33-18509 on Form S-3 and Registration Statement No. 333-03571 on Form S-3.



                                                 ERNST & YOUNG LLP

Dallas, Texas
February 21, 1997